UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THE BANK OF KENTUCKY FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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THE BANK OF KENTUCKY FINANCIAL CORPORATION

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(859) 371-2340

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 20, 2007

Notice is hereby given that the Annual Meeting of Stockholders of The Bank of Kentucky Financial Corporation (“BKFC”) will be held at the Hilton Hotel, 7373 Turfway Road, Florence, Kentucky 41042, on April 20, 2007, at 5:00 p.m. Eastern Daylight Saving Time (the “Annual Meeting”), for the following purposes:

1. To elect three directors of BKFC for terms expiring in 2010;

2. To approve The Bank of Kentucky Financial Corporation 2007 Stock Option and Incentive Plan, a copy of which is attached to the Proxy Statement as Exhibit A;

3. To ratify the selection of Crowe Chizek and Company LLC as the independent registered public accounting firm of BKFC for the current fiscal year; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed Proxy Statement.

Only stockholders of BKFC of record at the close of business on March 9, 2007, will be entitled to receive notice of and to vote at the Annual Meeting.

BFKC’s Proxy Statement accompanies this notice of the Annual Meeting. Financial and other information about BKFC is contained in the enclosed Annual Report to Stockholders for the fiscal year ended December 31, 2006.

You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to sign, date and promptly return the enclosed proxy so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting. Any Stockholder who executes such a proxy may revoke it at any time before it is exercised.

By Order of the Board of Directors

Crestview Hills, Kentucky	Herbert H. Works, Secretary
March 23, 2007

THE BANK OF KENTUCKY FINANCIAL CORPORATION

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(859) 371-2340

PROXY STATEMENT

PROXIES

The Board of Directors of The Bank of Kentucky Financial Corporation, a Kentucky corporation (“BKFC”), is soliciting your proxy on the proxy card enclosed with this Proxy Statement. Your proxy will be voted at the 2007 Annual Meeting of Stockholders of BKFC to be held at the Hilton Hotel, 7373 Turfway Road, Florence, Kentucky 41042, on April 20, 2007, at 5:00 p.m., Eastern Daylight Saving Time, and at any adjournment or postponement thereof (the “Annual Meeting”). The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by:

•	delivering a written notice of revocation to BKFC, Attention: Secretary;

•	delivering a duly executed proxy bearing a later date to BKFC; or

•	attending the Annual Meeting and voting in person.

Proxies may be solicited by the directors, officers and other employees of BKFC in person or by telephone, telecopy, telegraph or mail without additional compensation. The cost of soliciting Proxies will be borne by BKFC.

VOTING SECURITIES

Only stockholders of record as of at 5:00 p.m., Eastern Daylight Saving Time on March 9, 2007, which is the “Record Date,” will be entitled to vote at the Annual Meeting and will be entitled to cast one vote for each common share of BKFC (“Share”) owned. BKFC’s records disclose that, as of the Record Date, there were 5,788,874 votes entitled to be cast at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of BKFC’s transfer agent. The Inspector will also determine whether or not a quorum is present. The presence, in person or by proxy, of a majority of the issued and outstanding Shares entitled to vote at the Annual Meeting is necessary to establish a quorum at the Annual Meeting. The Inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum and therefore, abstentions and broker non-votes will have the effect of a negative vote for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

FOR the election of Rodney S. Cain, Ruth Seligman-Doering and R. C. Durr as directors of BKFC for terms expiring in 2010;

FOR the approval of The Bank of Kentucky Financial Corporation 2007 Stock Option and Incentive Plan (the “2007 Stock Option Plan”), a copy of which is attached hereto as Exhibit A; and

FOR the ratification of the selection of Crowe Chizek and Company LLC (“Crowe Chizek”) as the independent registered public accounting firm of BKFC for the current fiscal year.

This Proxy Statement is first being mailed to stockholders of BKFC on or about March 23, 2007.

VOTE REQUIRED

Election of Directors

At the Annual Meeting, three directors are to be elected for terms expiring in 2010. The three nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified on the Proxy. Shares as to which the authority to vote is withheld and shares held by a nominee for a beneficial owner which are present in person or by proxy but are not voted with respect to the election of directors (“Non-Votes”) are not counted toward the election of directors or toward the election of the individual nominees specified on the Proxy. If a stockholder has signed and dated a proxy in the form of the enclosed Proxy, but has not voted for the election of directors by marking the appropriate box on the Proxy, such person’s Shares will be voted FOR the election of Messrs. Cain and Durr and Ms. Doering as directors of BKFC for terms expiring in 2010 and will not be treated as Non-Votes.

Approval of the 2007 Stock Option Plan

The affirmative vote of the holders of at least a majority of the votes cast in person or by proxy at the Annual Meeting is necessary to approve the 2007 Stock Option Plan. Non-Votes will have the same effect as a vote against the approval of the 2007 Stock Option Plan. If a stockholder has signed and dated a proxy in the form of the enclosed Proxy, but has not voted on the approval of the 2007 Stock Option Plan by marking the appropriate box on the Proxy, such person’s Shares will be voted FOR the approval of the 2007 Stock Option Plan and will not be considered Non-Votes.

Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Chizek as the independent registered public accounting firm of BKFC for the current fiscal year. The effect of an abstention or a Non-Vote is the same as an “against” vote. If, however, a shareholder has signed and dated a proxy in the form of the enclosed Proxy, but has not voted on the ratification of the selection of Crowe Chizek as the independent registered public accounting firm by marking the appropriate box on the Proxy, such person’s Shares will be voted FOR the ratification of the selection of Crowe Chizek as the independent registered public accounting firm and will not be considered Non-Votes.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Three directors are to be elected at the Annual Meeting to serve until the annual meeting of stockholders in 2010 or until their respective successors are elected or appointed. The Board of Directors of BKFC currently consists of twelve directors, divided into three classes each serving three years. David E. Meyer whose term expires in 2008 resigned from the Board of Directors effective January 31, 2007. In accordance with BKFC’s By-Laws, any vacancy on the Board of Directors may be filled by the Board of Directors for the remainder of the full term of the directorship. On February 16, 2007, the Board of Directors appointed Barry G. Kienzle as a director of BKFC to fill the vacancy created by Mr. Meyer’s resignation for the remainder of Mr. Meyer’s term which expires in 2008. There still is one vacancy in the class of directors that are to be elected at the Annual Meeting. Each of the directors of BKFC is also a director of The Bank of Kentucky, Inc. (the “Bank”).

If any nominee is unable to stand for election, the Proxies will be voted for such substitute as the Board of Directors recommends. As of the date of mailing this Proxy Statement, the Board of Directors knows of no reason why any nominee would be unable to serve if elected.

Nominees for the Board of Directors

Name	Age	Position(s) Held
Rodney S. Cain	68	Chairman and Director
Ruth Seligman-Doering	66	Director
R. C. Durr	87	Chairman Emeritus and Director

Rodney S. Cain has served as a director of BKFC since its inception in 1994 and of the Bank since its inception in 1990. Mr. Cain is currently the Chairman of both BKFC and the Bank. From 1990 to 2003, Mr. Cain served as Secretary of both BKFC and the Bank. Mr. Cain is the Chairman and CEO of Wiseway Supply and has been employed by that company since 1972.

Ruth M. Seligman-Doering has served as director of BKFC since its inception in 1994 and of the Bank since its inception since 1990. Ms. Seligman-Doering is currently a director of Charles Seligman Distributing Company, Inc., and has also been its President and CEO since 1992.

R. C. Durr has served as a director of BKFC since its inception in 1994 and of the Bank since its inception in 1990. Mr. Durr is currently Chairman Emeritus of BKFC, and previously served as Chairman of both BKFC and the Bank from each of their inceptions until 2003. Mr. Durr was one of the founders of Boone State Bank. From the time Boone State Bank was organized in 1971 until Boone State Bank was acquired by Fifth Third Bank in 1985, Mr. Durr was active in the day-to-day management of the activities of the institution. After such acquisition, Mr. Durr served as the Chairman of the Board of Fifth Third Bank of Boone County, the successor to Boone State Bank, until he resigned in order to participate in the organization of the Bank.

Continuing Directors

Name	Age	Position(s) Held	Term Expires
Charles M. Berger	54	Director	2008
Barry G. Kienzle	55	Director	2008
John E. Miracle	64	Director	2008
Mary Sue Rudicill	63	Director	2008
Harry J. Humpert	81	Director	2009
John P. Williams, Jr.	66	Director	2009
Herbert H. Works	78	Secretary and Director	2009
Robert W. Zapp	55	President, CEO and Director	2009

Charles M. Berger has served as a director of both BKFC and the Bank since April 2002. Mr. Berger has been the President of Bilz Insurance Agency in Covington, Kentucky, since 1990.

Barry G. Kienzle was appointed by the Board of Directors in February 2007 to fill the vacancy created by the resignation of David E. Meyer. Mr. Kienzle is Senior Vice President and Chief Financial Officer of Paul Hemmer Construction Co, dba Paul Hemmer Companies and has been employed by that company since 1987.

John E. Miracle, D.M.D., has served as a director of BKFC since its inception in 1994 and of the Bank since 1991. Dr. Miracle had a private dental practice for thirty years and retired from practice in September 1999.

Mary Sue Rudicill has served as a director of BKFC since its inception in 1994 and of the Bank since 1991. Ms. Rudicill has been the Chairman of Belleview Sand and Gravel, Inc., and Gravelview Trucking Company for fifteen years.

Harry J. Humpert has served as a director of BKFC and the Bank since 1995. Mr. Humpert is the President of Humpert Enterprises, Inc., a company that operates Klingenberg’s Hardware and Paint in Covington, Kentucky and has been employed by that company for the last 50 years.

John P. Williams, Jr. has served as a director of BKFC and the Bank since 2003. Mr. Williams retired as the President and CEO of the Greater Cincinnati Chamber of Commerce after serving in that position for over 16 years. Prior thereto, he was a partner of the law firm of Taft, Stettinius & Hollister in Cincinnati, Ohio.

Herbert H. Works has served as a director of BKFC since its inception in 1994 and a director of the Bank since 1992. Since 2003, Mr. Works has served as the Secretary of both BKFC and the Bank. Mr. Works is the President of Boone-Kenton Lumber and has been employed by that company for the last 26 years.

Robert W. Zapp has served as a director of BKFC since its inception in 1994 and a director of the Bank since its inception in 1990. Mr. Zapp is the President and the Chief Executive Officer of the Bank and BKFC and has served in that capacity since each of their inceptions. Prior to that, Mr. Zapp was the President of Fifth Third Bank of Kenton County, formerly Security Bank, and resigned as President of such institution in order to participate in the organization of the Bank.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of all nominees named above.

CORPORATE GOVERNANCE

The Board of Directors - Independence

The Board of Directors has determined that each director other than Messrs. Durr, Cain and Zapp were independent within the meaning of Rule 4200(a)(15) of the NASDAQ Stock Market (“NASDAQ”). In making this determination, the Board of Directors was aware of and considered the loan and deposit relationships with directors and their related interests which the Bank enters into in the ordinary course of its business, and the lease and other arrangements which are disclosed under “Transactions with Related Parties” in this Proxy Statement.

Meetings and Committees of the Board of Directors

The Board of Directors of BKFC met 12 times for regularly scheduled and special meetings during the fiscal year ended December 31, 2006. Each director attended at least 75% of the aggregate of such meetings held during his or her service as a director. The Board of Directors of the Bank met 12 times for regularly scheduled and special meetings during the fiscal year ended December 31, 2006. Each director attended at least 75% of the aggregate of such meetings held during his or her service as a director.

Compensation Committee

The Compensation Committee of BKFC consisted of Messrs. Meyer, Miracle and Ms. Rudicill in 2006, each of whom was “independent” as that term is defined in NASDAQ Rule 4200(a)(15). The Compensation Committee met one (1) time in 2006. The Board of Directors of BKFC has not adopted a written charter for the Compensation Committee.

The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation, options and incentive compensation awards and plans, and other forms of compensation for the President and CEO as described in this Proxy Statement. The Compensation Committee makes its recommendations to the Board of Directors, which has final approval of the compensation package for the President and CEO. The Compensation Committee has delegated to the President and CEO the responsibility for setting the compensation for the Treasurer and Assistant Secretary. Mr. Cain and Mr. Works are members of the Board of Directors and receive no compensation for serving as officers of BKFC, but receive the same compensation as other members of the Board of Directors. To date, no compensation consultant has been engaged to assist the Compensation Committee or the Board of Directors in connection with establishing executive compensation. The Compensation Committee also prepares the Compensation Committee Report for inclusion in the BKFC Proxy Statement. The report of the Compensation Committee is set forth in this proxy statement under the heading “Compensation Committee Report on Executive Compensation.”

Audit Committee

The Audit Committee of BKFC consisted of Messrs. Humpert, Meyer and Williams and Ms. Rudicill in 2006, each of whom was “independent” as that term is defined in NASDAQ Rule 4200(a)(15). At present, the Board of Directors of BKFC has not yet identified a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Section 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission. Rather, the Board of Directors of BKFC believes that the individual experiences of each Audit Committee member provides the Audit Committee with sufficient experience and expertise to allow them to perform their duties as members of the Audit Committee. The Audit Committee met 13 times in 2006. The Audit Committee of BKFC also serves as the Audit Committee for the Bank. The Board of Directors of BKFC has adopted a written charter for the Audit Committee. The Audit Committee charter is attached hereto as Exhibit B. The responsibilities of the Audit Committee include:

•	retaining an independent registered public accounting firm to conduct the annual audit of BKFC’s consolidated financial statements and internal control over financial reporting;

•	reviewing the proposed scope of the audits of the independent registered public accounting firm and BKFC’s internal auditors;

•	reviewing the results of the audits performed by the independent registered public accounting firm and BKFC’s internal auditors;

•	reviewing BKFC’s accounting and financial controls with the independent registered public accounting firm and BKFC’s internal audit, financial and accounting staff;

•	overseeing the accounting and financial reporting processes of BKFC and its subsidiary;

•	instituting procedures for the receipt, retention and treatment of complaints received by BKFC regarding accounting, internal accounting controls or auditing matters; and

•	assisting the Board of Directors in the oversight of:

•	the integrity of BKFC’s consolidated financial statements and the effectiveness of BKFC’s internal control over financial reporting;

•	the performance of BKFC’s independent registered public accounting firm and internal auditors;

•	the independent registered public accounting firm’s and internal auditors’ qualifications and independence; and

•	the legal compliance and ethics programs established by management and the full Board.

In addition, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm to BKFC or the Bank and ensures that the independent registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation. The Audit Committee will also carry out any other responsibilities delegated to the Audit Committee by the full Board of Directors.

Nominating Committee

The Board of Directors of BKFC currently does not have a committee performing the function of a nominating committee. The entire Board of Directors of BKFC acts as a nominating committee for selecting nominees for election as directors. As a result, there is no written charter for a nominating committee.

The Board of Directors of BKFC believes it is appropriate for BKFC not to have a standing nominating committee because eight of the eleven members of the Board of Directors are independent within the meaning of NASDAQ Rule 4200(a)(15). The Board of Directors believes that, given that such a high percentage of the directors are independent, allowing the full Board of Directors to act as a nominating committee does not permit the management directors to exercise undue control over the director nomination process. Moreover, the Board of Directors believes that all of the directors, including the management directors, have significant expertise in the operations and needs of BKFC and its Board of Directors, and have valuable insights to offer regarding the value that qualified directors can bring to BKFC.

In its deliberations, the BKFC Board of Directors, functioning as a nominating committee, considers the candidate’s knowledge of the banking business and involvement in community, business and civic affairs. Any nominee for director chosen by the Board of Directors, acting as a nominating committee, must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies the Board solicits its then current directors for the names of potential qualified candidates. Moreover, the Board may ask its directors to pursue their own business contacts for the names of potentially qualified candidates. The Board would then consider the potential pool of director candidates, select the top candidate based on the candidates’ qualifications and the Board’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as director of BKFC.

BKFC’s By-Laws set forth procedures that must be followed by stockholders seeking to make nominations for directors.

In accordance with Section 3.3 of the By-Laws, nominees for election as directors may be proposed only by the directors or by a stockholder entitled to vote for directors if such stockholder has submitted a written nomination to the Secretary of BKFC by the later of the November 30th immediately preceding the annual meeting of stockholders or the sixtieth day before the first anniversary of the most recent annual meeting of stockholders held for the election of directors (unless the annual meeting is not held on or before the thirty-first day following such anniversary, in which case such written notice must be submitted no later than the close of business on the seventh day following the day on which the notice of the annual meeting is mailed to stockholders). Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of Shares owned either beneficially or of record by each such nominee and the length of time such Shares have been owned. In the event a stockholder has submitted a proposed nominee, the Board would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner in which the Board of Directors would evaluate nominees for director recommended by the Board of Directors.

BOARD POLICIES REGARDING COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

The BKFC Board of Directors maintains an informal process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the BKFC Board of Directors should send any communication to the President of BKFC. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The President of BKFC will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the BKFC President has the authority to discard the communication or take appropriate legal action regarding the communication.

BKFC does not have a policy regarding Board member attendance at annual meetings of stockholders. All BKFC directors attended the 2006 annual meeting of stockholders.

AUDIT COMMITTEE REPORT

To the Board of Directors:

The Audit Committee received and reviewed the report of Crowe Chizek and Company LLC (“Crowe Chizek”) regarding the results of their audit, as well as the written disclosures and the letter from Crowe Chizek required by Independent Standards Board Standard No. 1. The Audit Committee reviewed the audited financial statements with the management of BKFC. A representative of Crowe Chizek also discussed with the Audit Committee the independence of Crowe Chizek from BKFC, as well as the matters required to be discussed by Statement of Auditing Standards 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. Discussions between the Audit Committee and the representative of Crowe Chizek included the following:

•	Crowe Chizek’s responsibilities in accordance with the standards of the Public Company Accounting Oversight Board;

•	Crowe Chizek’s Independence;

•	Critical accounting policies and estimates;

•	Management’s judgments and accounting estimates;

•	Significant accounting policies

•	Whether there were any significant audit adjustments or uncorrected audit differences;

•	Whether Crowe Chizek found any material misstatement in the audited financial statements;

•	Whether Crowe Chizek was aware of any reason to object to management’s assessment that BKFC maintains effective internal control over financial reporting;

•	Crowe Chizek’s responsibility for information prepared by management that is included in documents containing audited financial statements;

•	Whether there were any disagreements with management;

•	Whether there was any consultation with other accountants;

•	Whether there were any major issues discussed with management prior to Crowe Chizek’s retention;

•	Whether Crowe Chizek encountered any serious difficulties in performing the audit;

•	Whether Crowe Chizek identified any significant deficiencies or material weaknesses during its audit;

•	Certain material written communications;

•	Any known instances of fraud or illegal acts; and

•	Alternative accounting treatments.

Based on its review of the financial statements and its discussions with management and the representatives of Crowe Chizek, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006, to be filed with the Securities and Exchange Commission.

Harry J. Humpert

Mary Sue Rudicill

John P. Williams, Jr.

EXECUTIVE OFFICERS

The executive officers of BKFC as of the date of this Proxy are listed below. All executive officers hold office until their successors are appointed.

Name	Age	Position
Rodney S. Cain	68	Chairman
Robert W. Zapp	55	President and Chief Executive Officer
Herbert H. Works	78	Secretary
Martin J. Gerrety	43	Treasurer and Assistant Secretary

Biographical information regarding each of these executive officers, except Mr. Gerrety, is set forth above, in “Proposal No. 1 – Election of Directors.”

Martin J. Gerrety was Senior Vice President and Chief Financial Officer of Peoples Bank of Northern Kentucky from 1996 until 2002. He has served as both Treasurer and Assistant Secretary of BKFC since May 2003, and as Senior Vice President, Chief Financial Officer of the Bank since 2002 until July of 2005 and as Executive Vice President, Chief Financial Officer of the Bank since July of 2005.

COMPENSATION DISCUSSION AND ANALYSIS

Responsibility for Executive Compensation Program

The Compensation Committee of the Board of Directors is responsible for establishing compensation policies with respect to the President and CEO whose compensation is listed in the Summary Compensation Table on page 10 below, and overseeing his compensation. The Compensation Committee has delegated to the President and CEO the responsibility for setting the compensation for BKFC’s Treasurer and Assistant Secretary. The President and CEO and the Treasurer and Assistant Secretary are referred to in this Proxy Statement as the “Named Executive Officers.”

Compensation Objectives

The Compensation Committee seeks to achieve three broad goals in connection with the compensation program and decisions regarding the President and CEO. First, the Compensation Committee structures his compensation program in a manner that the Compensation Committee believes will enable BKFC and the Bank to retain the President and CEO. Second, the Compensation Committee establishes his compensation program to reward him for the achievement of business objectives of BKFC and the Bank. Finally, the compensation program for the President and CEO is intended to provide him with an equity interest in BKFC so as to link a portion of the his compensation with the performance of BKFC’s common stock.

Neither BKFC nor the Bank have entered into employment agreements or separate change-of-control or severance agreements with the Named Executive Officers in connection with BKFC and the Bank’s compensation programs because BKFC does not favor treatment of the Named Executive Officers in those circumstances beyond that provided for employees generally.

Compensation Components

The key components of the compensation program for the President and CEO consist of a base salary, a performance based cash bonus plan and participation in various performance-based and other compensation plans, including BKFC’s 1997 Stock Option Plan, Pension Plan, Contribution Plan and Insurance Plan, as further described below.

In determining annual base salary and performance based compensation, such as bonus based compensation, the Compensation Committee believes that establishing performance based goals for the Bank provides an opportunity to align awards with performance. The Compensation Committee recommended and the Board of Directors approved in January, 2004 a Compensation Policy for President and CEO which provides that the base salary for the President and CEO will be established from year to year by the Board of Directors but that for the calendar years 2004 through 2007 the President and CEO will be entitled to a variable cash bonus of up to 49% of his base salary for each such year based upon the Bank’s achievement of levels of Return on Equity, Return on Assets and Asset Growth (the “Criteria”). At the end of each calendar years 2004 through 2006, the Compensation Committee has reviewed the past year’s performance by the President and CEO in light of this Policy and also reviews any matters which may have occurred during the past year that represent extraordinary services or accomplishments by the President and CEO or any extraordinary matters which were beyond the President and CEO’s control having a negative effect on the Criteria. Based upon the foregoing, the Compensation Committee formulates its recommendations pertaining to the President and CEO and submits them for approval by the Board of Directors. In establishing the compensation for the Treasurer and Assistant Secretary, the President and CEO utilizes substantially the same performance based goals as the Compensation Committee has established for the President and CEO, as set forth in the Criteria.

The key components of our executive compensation program are set forth below.

Base Salary

Base salary is the foundation of the compensation program, providing income on which the President and CEO can rely, but which is not so large as to eliminate the officer’s motivation to work hard to increase stockholder value.

For fiscal year 2006, the base salary component for the President and CEO was established by the Compensation Committee and approved by the Board of Directors. In establishing the base salary for the President and CEO, consideration was given to the goals for BKFC for the fiscal year. Consideration was also given to the standards and compensation at other financial institutions located in the same general regional area and comparable in size to the Bank, his historic salary levels, as well as general market conditions and BKFC and the Bank’s financial performance. The cash compensation component for the Treasurer and Assistant Secretary was established by the President and CEO based substantially upon the same compensation criteria described above for the President and CEO.

1997 Stock Option Plan

BKFC’s long term incentive compensation consists entirely of stock option awards to purchase shares of BKFC’s common stock. BKFC’s 1997 Stock Option and Incentive Plan (the “1997 Stock Option Plan”), which was previously approved by shareholders, encourages directors, officers, managerial and key employees to focus on the long term growth of BKFC and the Bank since the value of these awards depends on their performance and BKFC’s future stock value. The 1997 Stock Option Plan is administered by a Committee composed of all members of the Board of Directors of BKFC (“Stock Option Committee”). In deciding to award options, the Stock Option Committee considers a number of factors, including the number of options outstanding or previously granted and the aggregate size of current awards. On January 20, 2006, the Stock Option Committee granted stock options to all executive officers pursuant to the 1997 Stock Option Plan. In this regard, in 2006, the Stock Option Committee granted the President and CEO and the Treasurer and Assistant Secretary the option to purchase 10,000 and 3,000 shares of BKFC’s common stock, respectively. On March 16, 2007, upon the recommendation of the Compensation Committee, the Board of Directors of BKFC adopted the 2007 Stock Option and Incentive Plan (the “2007 Stock Option Plan”), a form of which is attached hereto as Exhibit A and has recommended that the BKFC shareholders approve the same at the 2007 Annual Meeting, the terms of which are described below in “Proposal No 2.: Approval of the 2007 Stock Option Plan.” If approved by the BKFC shareholders, the 2007 Stock Option Plan will replace the 1997 Stock Option Plan which is set to expire on March 21, 2007.

Pension Plan

Effective September 1, 2003, the Bank’s Board of Directors adopted The Bank of Kentucky, Inc. Executive Private Pension Plan (the “Pension Plan”) to provide supplemental retirement income for eligible employees (the “Pension Plan”). The Pension Plan is a defined benefit pension plan which covers any person employed by the Bank who is determined by the Bank to be a member of management and who is designated as an eligible employee under the Pension Plan.

Eligible employees are entitled to receive a pension benefit of 30% of their “final average compensation” if employment is terminated on or after the date on which the eligible employee turns 65. The term “final average compensation” is defined to mean the annual adjusted compensation of a participant averaged over the 5 consecutive plan years from the date of participation which produces the highest annual average, provided that if the participant has less than 5 consecutive plan years of service, final average compensation will be based on adjusted compensation for those years of service from the date of employment to the date of termination. The benefits under the Plan shall be paid in the form of an immediate 15 year term annuity.

Other Compensation

Effective September 1, 2003, the Board of Directors of the Bank also adopted an Executive Deferred Contribution Plan (the “Contribution Plan”) providing certain employees an opportunity to defer the receipt of compensation pursuant to Section 451 of the Internal Revenue Code of 1986. The Contribution Plan is intended as an unfunded arrangement for the benefit of a select group of management employees. The Contribution Plan allows participants to defer a portion of their annual compensation into a deferred compensation account which is deemed to be invested among such categories of investments as may be made available under the Contribution Plan, with the participant’s account being credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments.

Effective September 1, 2003, the Board of Directors of the Bank adopted a Group Insurance Endorsement Plan (the “Insurance Plan”) to supplement insurance death protection to certain employees. The Insurance Plan provides a death benefit to the policies beneficiaries equal to two times such participant’s annual salary for the year of his or her death.

Detailed information regarding other compensation is provided in note 2 to the Summary Compensation Table on page 11 below. In general, BKFC believe that perquisites should not constitute a consequential portion of any executive officer’s compensation. No executive received perquisites in excess of $10,000.

Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Bank’s Federal income tax deduction for certain executive compensation in excess of $1 million paid to the Chief Executive Officer and the four next highest paid Named Executive Officers. The $1 million deduction limit does not apply, however, to “performance-based compensation” as that term is defined in Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder. The Compensation Committee recognizes the possibility that if the amount of the base salary of a Named Executive Officer, and other compensation not described in the preceding paragraph exceeds $1 million, it may not be fully deductible for Federal income tax purposes. The Compensation Committee will make a determination at any such time whether to authorize the payment of such amounts without regard to deductibility or whether the terms of such payment should be modified as to preserve any deduction otherwise available.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on its review and discussions with management, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2006.

John Miracle

Mary Sue Rudicill

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by BKFC in 2006 to BKFC’s Chief Executive Officer and the Treasurer and Assistant Secretary, whose total compensation exceeded $100,000 for fiscal year 2006 (the “Named Executive Officers”). BKFC’s executive officers are compensated by BKFC’s subsidiary, the Bank. Except for the Named Executive Officers, no executive officer of BKFC received more than $100,000 in total compensation payments from the Bank during the year ended December 31, 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total ($)
Robert W. Zapp(3) President and CEO	2006	292,000	87,500	0	118,085	0	77,305	25,863	600,753
Martin J. Gerrety(4) Treasurer and Assistant Secretary	2006	135,200	28,392	0	19,617	0	16,175	10,908	210,292

(1)	The amounts in Option Awards reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with Statement of Financial Accounting Standard No. 123-R (Share-Based Payment), of stock option awards and thus includes amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in Note 11 “Stock-Based Compensation” to the Company’s audited financial statements for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.

(2)	The amounts specified in All Other Compensation include the following:

Name	Perquisites & Other Personal Benefits(a) ($)	Bank Contributions to Defined Contribution ($)	Bank Contributions to Profit Sharing Plan ($)	Bank Matching Contributions to 401(k) Plan ($)	Life Insurance Premiums ($)	Total All Other Compensation ($)
Robert W. Zapp	9,446	0	9,674	4,299	2,444	25,863
Martin J. Gerrety	0	0	7,185	3,368	355	10,908

(a)	Other benefits for Mr. Zapp included $5,599 in country club dues and $3,847 for personal use of an automobile.

(3)	Salary includes deferral of $26,000 at the direction of Mr. Zapp pursuant to the Bank of Kentucky, Inc. Executive Deferred Contribution Plan.

(4)	Salary includes deferral of $1,300 at the direction of Mr. Gerrety pursuant to the Bank of Kentucky, Inc. Executive Deferred Contribution Plan.

Grants Of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Robert W. Zapp	1/20/2006	—	—	—	—	—	—	—	10,000	(2)	25.00	95,500
Martin J. Gerrety	1/20/2006	—	—	—	—	—	—	—	3,000	(3)	25.00	28,650

(1)	The amounts in Grant Date Fair Value of Stock & Option Awards reflect the grant date fair value associated with the award as determined in accordance with Statement of Financial Accounting Standard No. 123-R (Share-Based Payment). Assumptions used in the calculation of this value are included in Note 11 “Stock-Based Compensation” to the Company’s audited financial statements for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.

(2)	The shares underlying these options were issued under the 1997 Stock Option Plan, with 6,000 Shares vested upon the grant date and 4,000 Shares vested on January 1, 2016.

(3)	The shares underlying these options were issued under the 1997 Stock Option Plan, vesting over a five year period in equal installments.

1997 Stock Option Plan

At the 1997 Annual Meeting of Stockholders of BKFC, the stockholders approved 1997 Stock Option Plan, providing for the award of options to purchase up to 1,080,000 Shares. Options to purchase 526,953 Shares were outstanding as of December 31, 2006 under this Plan. The outstanding options have exercise prices ranging from $8.17 to $31.90 and were granted to directors, officers and employees of BKFC. In fiscal year 2006, options to purchase a total of 6,150 Shares were forfeited and 29,020 Shares were acquired upon the exercise of options. All of the numbers of Shares contained in this paragraph are adjusted for stock dividends issued in 1997, 1998 and 1999.

On March 16, 2007, upon the recommendation of the Compensation Committee, the Board of Directors of BKFC adopted the 2007 Stock Option Plan, a form of which is attached hereto as Exhibit A and has recommended that the BKFC shareholders approve the same at the 2007 Annual Meeting, the terms of which are described below in “Proposal No 2.: Approval of the 2007 Stock Option Plan.” If approved by the BKFC shareholders, the 2007 Stock Option Plan will replace the 1997 Stock Option Plan which is set to expire on March 21, 2007.

Material Terms of the 1997 Stock Option Plan

Options granted under the 1997 Stock Option Plan may be “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or may not be ISOs (“Non-qualified Stock Options”). The option exercise price for ISOs and Non-qualified Stock Options granted to employees will be determined by the Stock Option Committee at the time of the grant, but must not be less than 100% of the fair market value of the Shares on the date of the grant. The exercise price for options granted to non-employee directors and non-employee officers shall be the fair market value of the Shares on the date of the grant. No option will be exercisable after the expiration of ten years from the date of the grant. However, if an ISO is granted to a participant who owns more than 10% of BKFC’s outstanding Shares at the time the ISO is granted, the exercise price of the ISO may not be less than 110% of the fair market value of the Shares on the date of the grant and the ISO shall not be exercisable after the expiration of five years from the date of the grant.

An option may not be transferred or assigned other than by will or in accordance with the laws of descent and distribution. If a participant is “terminated for cause,” as defined in the 1997 Stock Option Plan, any option which has not been exercised shall terminate as of the date of such termination for cause.

BKFC will receive no monetary consideration for the granting of options under the 1997 Stock Option Plan. Upon the exercise of options, BKFC will receive payment in cash or, if acceptable to the Stock Option Committee, Shares of BKFC or surrendered outstanding options. As of March 14, 2007, the market value of the Shares underlying the maximum number of options that could be awarded under the 1997 Stock Option Plan is $8,946,000, which is calculated by multiplying 340,800 (the maximum number of options that can be granted under the 1997 Stock Option Plan) by $26.25, the per share price of the most recent sale of shares of which management of BKFC is aware.

Outstanding Equity Awards at December 31, 2006

The following table provides information as of December 31, 2006 regarding BKFC’s option awards under the 1997 Stock Option Plan. There were no other outstanding equity awards.

	Option Awards

Name (1)	Number of Securities Underlying Unexercised Options(#) Exercisable (2)	Number of Securities Underlying Unexercised Options(#) Unexercisable (3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(4)	Option Expiration Date (5)
R Robert W. Zapp
1/15/99	6,000	—	—	21.17	1/15/09
1/21/00	6,000	—	—	31.50	1/21/10
1/19/01	6,000	—	—	20.50	1/19/11
1/18/02	6,550	3,450	—	19.10	1/18/12
1/17/03	—	10,000	—	29.20	1/17/13
2/20/04	—	10,000	—	30.05	2/20/14
1/21/05	—	10,000	—	26.45	1/21/15
1/20/06	6,000	4,000	—	25.00	1/20/16
Martin J. Gerrety
1/17/03	300	200	—	29.20	1/17/13
2/20/04	1,200	1,800	—	30.05	2/20/14
1/21/05	600	2,400	—	26.45	1/21/15
1/20/06	0	3,000	—	25.00	1/20/16

(1)	The grant date of each award is noted below the name of each named executive officer.

(2)	Shows the number of Shares underlying vested (exercisable) but not exercised stock options at the fiscal year ending December 31, 2006.

(3)	Shows the number of Shares underlying unexercised options that are unexercisable because they had not vested at the end of the fiscal year.

(4)	Shows the exercise price to be paid by the named executive officer in order to acquire the shares subject to the option.

(5)	Shows the date that each option expires, if not previously exercised. Under the 1997 Stock Option Plan, the option expiration date is accelerated for officers whose employment is terminated upon death or disability of the named executive officer.

Pension Benefits

The following table presents an estimation of the present value of the benefits payable under The Bank of Kentucky, Inc. Executive Private Pension Plan in which an executive officer named in the Summary Compensation Table participates along with their applicable years of service.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Robert W. Zapp	Executive Private Pension Plan	9	225,572	—
Martin J. Gerrety	Executive Private Pension Plan	3	47,199	—

(1)	The calculation of present value of accumulated benefit assumes a discount rate of 6.50% until age 65. It further assumes that the executive officer will receive the present value of his retirement benefit at age 65 in the form of a lump sum payment in accordance with Statement of Financial Accounting Standard No. 87.

The Bank of Kentucky, Inc. Executive Private Pension Plan (the “Pension Plan”) provides a member of a select group of management or highly compensated employees with a retirement benefit. The Pension Plan is a defined benefit pension plan within the meaning of Section 414(j) of the Internal Revenue Code. The Pension Plan currently maintains 13 active participants including Messrs. Zapp and Gerrety. The Pension provides participants with a plan benefit which equals up to 30% of the participant’s “final average compensation” when the Pension Plan benefit is not combined with the participant’s pension plan benefit and age 65 social security benefit. For purposes of the Pension Plan, the term “final average compensation” means is defined to mean the annual “adjusted compensation” (as defined in the Pension Plan) of a participant averaged over the 5 consecutive plan years from the date of participation which produces the highest annual average, provided that if the participant has less than 5 consecutive plan years of service, final average compensation will be based on adjusted compensation for those years of service from the date of employment to the date of termination. The term “adjusted compensation” means the total compensation paid or accrued (including any accrual under the Defined Contribution Plan) to the participant for services rendered to the Bank as an employee as reflected on IRS Form W-2, increased by salary reductions under a section 401(k) plan, or section 125 plan. However, amounts attributable, for example, to exercise of stock options, noncash remuneration, moving expenses, relocation bonuses, fringe benefits, lump sum severance payments, or any funds paid following termination or retirement from the Bank are excluded from the Pension Plan’s definition of adjusted compensation. The benefits under the Pension Plan shall be paid in the form of an immediate 15 year term annuity, provided that a participant may elect to receive the present value of the benefits in lump sum.

If a participant is terminated before death or age 65 with 5 “years of service” (as defined in the Pension Plan), he shall be eligible for a deferred retirement pension and the payment of a deferred pension benefit commences when the participant reaches 65 years of age. A participant meeting the eligibility requirements and not requesting an early retirement benefit under the Pension Plan shall receive deferred pension benefits in accordance with the following vested percentages:

•	50% of “accrued benefit” (as defined in the Pension Plan) with 5 but less than 6 years of service;

•	60% of accrued benefit with 6 but less than 7 years of service;

•	70% of accrued benefit with 7 but less than 8 years of service;

•	80% of accrued benefit with 8 but less than 9 years of service;

•	90% of accrued benefit with 9 but less than 10 years of service; and

•	100% of accrued benefit with 10 or more years of service.

A participant who is terminated before death or age 65 with 5 “years of service” shall be eligible for an early retirement pension in lieu of a deferred retirement pension under the Pension Plan if such request would be made at any time prior to his death and prior to 65 years of age.

Nonqualified Deferred Compensation

The following table shows the deferred compensation activity for the executives named in the Summary Compensation Table under the Bank of Kentucky, Inc. Executive Deferred Contribution Plan (the “Contribution Plan”). All executive nonqualified contributions to the Contribution Plan are also included in current year compensation presented in the Summary Compensation Table.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
R Robert W. Zapp	26,000	—	7,756	—	90,903
M Martin J. Gerrety	1,300	—	453	—	4,880

(1)	Executive contributions to the Bank of Kentucky, Inc. Executive Deferred Contribution Plan include salary deferred in 2006 at the direction of the executive officer.

(2)	All earnings under the Executive Deferred Contribution Plan are not above-market and are included in the Summary Compensation Table.

BKFC offers members of a select group of management or highly compensated employees the opportunity to defer all or a portion of their annual compensation into a deferred compensation account which is deemed to be invested among such categories of investments as may be made available under the Contribution Plan, with the participant’s account being credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments. Participation in the Contribution Plan is voluntary. BKFC does not provide a matching contribution under the Contribution Plan. The Contribution Plan currently maintains 13 active participants including Messrs. Zapp and Gerrety. Participant deferred amounts along with all earnings, gains and losses thereon are always 100% vested.

Distribution of vested benefits is made 60 days after the closing of the plan year in which a participant retires or is terminated based on participant elections made at any time before 30 days preceding the distribution commencement as either a lump sum payment or as a series of periodic payments not to exceed 15 years, provided that the participant can make a one-time irrevocable election to defer commencement of benefits to a specified later date. If a participant fails to elect a form of distribution prior to 30 days preceding the distribution commencement, benefits shall be paid in substantially equal installments over 15 years. In addition, distributions are made only for purposes described in 26 C.F.R. Section 1.401(k)-1(d)(2), which establish standards deemed to satisfy the hardship condition for distribution of elective contributions for qualified cash or deferred arrangements.

DIRECTOR COMPENSATION

The following table sets forth compensation information on each of the non-employee directors of BKFC. Directors who are also employees receive no additional compensation for their services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Non-Employee Director(3)	6,750	—	13,570	—	—	20,320

(1)	Includes a $750 bonus paid in December of 2006.

(2)	The amounts in Option Awards reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with Statement of Financial Accounting Standard No. 123-R (Share-Based Payment), of stock option awards and thus includes amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in Note 11 “Stock-Based Compensation” to the Company’s audited financial statements for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.

(3)	Charles M. Berger, Rodney S. Cain, R. C. Durr, Harry J. Humpert, David E. Meyer, John E. Miracle, Mary Sue Rudicill, Ruth Seligman-Doering, John P. Williams, Jr. and Herbert H. Works were the non-employee directors of BKFC in 2006. Mr. Meyer resigned from the Board effective January 31, 2007.

Director Compensation. The entire Board of Directors annually reviews and decides compensation for BKFC’s non-employee directors. No fees are paid to directors who are also employees. As a starting point for its review, the entire Board uses the peer group compensation data prepared by management. BKFC seeks to establish Board compensation that is near the median for the peer group.

Each non-employee member of the Board of Directors received $6,000.00 for serving on the Bank Board of Directors during 2006, along with a $750.00 bonus in December of 2006. BKFC maintains the 1997 Stock Option Plan for BKFC’s directors. See the description of the stock option plan contained on page 11 above. In 2006, each non-employee director was also awarded options to acquire 1,500 shares at $25.00 per share and options to acquire 1,750 shares at $25.00 per share.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of BKFC’s Shares as of March 9, 2007 by:

•	each person who is known to BKFC to own beneficially more than 5% of BKFC’s Shares;

•	each of BKFC’s directors;

•	the Named Executive Officers; and

•	all current Named Executive Officers and directors as a group.

All Shares are owned with sole voting and investment power by each person listed, unless otherwise indicated by a footnote. The shares of common stock subject to options currently exercisable or exercisable within 60 days of March 9, 2007 are deemed outstanding for calculating the percentage of outstanding shares of the person holding those options, but are not deemed outstanding for calculating the percentage of any other person. The address of each beneficial owner is c/o BKFC, at 111 Lookout Farm Drive, Crestview Hills, Kentucky 41017.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Shares Outstanding
Charles M. Berger	71,045	(1)	1.22%
Rodney S. Cain	899,941	(2)	15.52%
R. C. Durr	957,139	(3)	16.52%
Harry J. Humpert	53,336	(4)	*
Barry C. Kienzle	10,440	(5)	*
John E. Miracle	110,576	(6)	1.91%
Mary Sue Rudicill	89,190	(7)	1.54%
Ruth Seligman-Doering	123,864	(8)	2.14%
John P. Williams, Jr.	26,565	(9)	*
Herbert H. Works	49,115	(10)	*
Robert W. Zapp	212,253	(11)	3.65%
Martin J. Gerrety	4,550	(12)	*

All directors, nominees and executive officers of BKFC as a group (12 persons)	2,608,014		43.56%

*	Less than 1%

(1)	Includes 6,378 Shares held jointly by Mr. Berger and his spouse, 13,638 Shares held by Mr. Berger’s spouse and sons, 15,000 Shares held by Berger-Collins L.L.C., of which Mr. Berger is the managing member, and 26,250 Shares that may be acquired upon the exercise of options.

(2)	Includes 874,420 Shares owned jointly by Mr. Cain and his spouse and 16,250 Shares that may be acquired upon the exercise of options.

(3)	Includes 613,049 Shares owned by R. C. Durr Company, Inc., of which Mr. Durr is the sole stockholder, 1,335 Shares held by Mr. Durr’s wife, and 13,500 Shares that may be acquired upon the exercise of options.

(4)	Includes 14,853 Shares owned by Mr. Humpert’s wife and 16,250 Shares that may be acquired upon the exercise of options.

(5)	Includes 3,473 Shares owned by Mr. Kienzle’s spouse.

(6)	Includes 36,896 Shares owned by Dr. Miracle’s spouse, 7,050 Shares owned jointly by Dr. Miracle and his wife, and 16,250 Shares that may be acquired upon the exercise of options.

(7)	Includes 9,000 Shares owned jointly by Ms. Rudicill and her spouse, 13,500 Shares owned by Belleview Sand and Gravel, Inc., of which Ms. Rudicill is Chairman and which is owned by Ms. Rudicill and her spouse, and 16,250 Shares that may be acquired upon the exercise of options.

(8)	Includes 16,250 Shares that may be acquired upon the exercise of options.

(9)	Includes 23,500 Shares that may be acquired upon the exercise of options.

(10)	Includes 2,000 Shares owned by Boone-Kenton Lumber, of which Mr. Works is the President and owner, and 16,250 Shares that may be acquired upon the exercise of options.

(11)	Includes 43,715 Shares owned jointly by Mr. Zapp and his spouse, 3,948 Shares held by Mr. Zapp’s spouse as custodian for Mr. Zapp’s children, 42,952 Shares owned by Mr. Zapp’s spouse and 41,300 Shares that may be acquired upon the exercise of options.

(12)	Includes 4,000 Shares that may be acquired upon the exercise of options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has extended loans to certain of its and BKFC’s directors and executive officers, their affiliates and members of their families. All such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons and did not present more than the normal risk of collectibility or other unfavorable features. Neither BKFC nor the Bank has formally established policies or procedures that relate to reviewing, approving or otherwise ratifying related person transactions, other than complying with all applicable laws and regulations that pertain to related person transactions for banks.

The Bank has a lease agreement for office premises located at 1065 Burlington Pike with Mr. Durr, R. C. Durr Company, Inc., Mr. Cain, and Mr. Cain’s sons, John S. Cain, Rodney C. Cain and David Alfred Cain, each of whom is a lessor under the lease agreement. The annual rental expense under this lease was $208,012 for the year ended December 31, 2006 and $194,504 for each of the years ended December 31, 2005 and 2004, respectively. The lease has an initial term of 15 years expiring in 2006 and may, at the option of the Bank, be renewed for three successive five-year periods.

The Bank has a lease agreement for office premises located on Weaver Road in Boone County, Kentucky, with Ms. Seligman-Doering and Mr. Robert B. Sathe, a former director of BKFC who resigned effective as of May 1, 2002, as lessors under the lease agreement. Total rental expense under this lease was $70,784 for each of the years ended December 31, 2006, 2005 and 2004, respectively. The lease expired in December of 2006 and was not renewed.

The Bank has a lease agreement for office premises located on Kentucky Highway 18 in Boone County, Kentucky, with William R. Rudicill, the spouse of Ms. Rudicill. Total rental expense under this lease was $12,060 for each of the years ended December 31, 2006, 2005 and 2004, respectively. The lease has an initial term of 15 years expiring in 2007 and may, at the option of the Bank, be renewed for three successive five-year periods.

The Bank has a lease agreement for office premises located on Houston Road in Boone County, Kentucky, with Dr. Miracle, Geraldine G. Miracle, Jennifer A. Meyer, Maria A. Meyer, Leila L. Meyer, Herbert E. Works, Mark T. Wilson, Nicolette Wilson, Bryan E. Wilson and Josephina Wilson, each of whom is a lessor under the lease agreement. Geraldine Miracle is Dr. Miracle’s spouse. Jennifer Meyer, Maria Meyer and Leila Meyer are daughters-in-law of Mr. Meyer, Mr. Meyer resigned form the board of directors effective January 31, 2007. Herbert E. Works is the son of Mr. Works. Mark Wilson, Nicolette Wilson, Bryson Wilson and Josephina Wilson were related to Mr. Works through his former wife. The annual rental expense under this lease was $88,160 for each of the years ended December 31, 2006, 2005 and $80,815 for the year ended December 31, 2004, respectively. The lease has an initial term of 15 years expiring in 2009 and may, at the option of the Bank, be renewed for three successive five-year periods.

The Bank has a ground lease agreement for office premises located at 12020 Madison Pike in Nicholson, Kentucky, with Nicholson Properties LLC. R. C. Durr owns 50% of Nicholson Properties LLC. The annual rental expense under this agreement is $26,400. The lease had an initial term that expired in December 2001 and was renewed for an additional term of five years in 2001.

The Bank has a lease agreement for office premises located on U.S. 42 in Boone County, Kentucky, with Burnett Mortgage Company, LLC, of which Mr. Humpert and Mr. William E. Snyder, a former director of BKFC who resigned effective as of April 19, 2002, are members. Total rental expense under this lease was $98,445 for each of the years ended December 31, 2006, 2005 and 2004, respectively. The lease was effective in May 1998 with an initial term of 15 years and may, at the option of the Bank, be renewed for three successive five-year periods.

CODE OF ETHICS

All BKFC and Bank employees, including BKFC’s principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions, are required to abide by the Bank’s Code of Ethics (the “Code of Ethics”). Accordingly BKFC does not maintain a separate code of ethics applicable solely to its principal executive officer, principal financial officer and/or its principal accounting officer or persons performing similar functions. The BKFC Board of Directors believes that this Code of Ethics substantially conforms to the code of ethics required by the rules and regulations of the SEC. BKFC will provide a copy of the Code of Ethics without charge to any person upon written request to BKFC at its principal executive office at 111 Lookout Farm Drive, Crestview Hills, Kentucky 41017, Attention: President.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, BKFC’s directors and executive officers and persons holding more than ten percent of the outstanding Shares are required to report their ownership of Shares and changes in such ownership to the Securities and Exchange Commission and BKFC. Based solely on its review of the copies of such reports, BKFC believes that, for the year ended December 31, 2006, all Section 16(a) filing requirements applicable to BKFC’s officers, directors and greater than ten percent shareholders were complied with on a timely basis.

PROPOSAL NO. 2: APPROVAL OF THE 2007 STOCK OPTION PLAN

General

On March 16, 2007, the Board of Directors of BKFC adopted the 2007 Stock Option Plan. In accordance with its terms, the 2007 Stock Option Plan must be approved by the holders of at least a majority of the votes cast. This 2007 Stock Option Plan will replace the 1997 Stock Option Plan, which expired on March 21, 2007.

The following is a summary of the terms of the 2007 Stock Option Plan and is qualified in its entirety by reference to the full text of the 2007 Stock Option Plan, a copy of which is attached hereto as Exhibit A.

Purpose, Administration and Eligibility

The purposes of the 2007 Stock Option Plan include promoting the best interests of BKFC and its stockholders by attracting, retaining and providing incentives to the directors, officers and employees of BKFC and any Subsidiary by facilitating their purchase of a stock interest in BKFC. As of February 28, 2007, approximately 78 persons were eligible to receive options granted under the 2007 Stock Option Plan.

The 2007 Stock Option Plan will be administered by a committee of directors (the “Stock Option Committee”). The Stock Option Committee may grant options under the 2007 Stock Option Plan at such times as they deem most beneficial to BKFC on the basis of the individual participant’s position, duties and responsibilities, the value of the individual’s services to BKFC and any other factor the Stock Option Committee deems relevant.

Without further approval of the stockholders, the Board of Directors may at any time terminate the 2007 Stock Option Plan or may amend it from time to time in such respects as the Board of Directors may deem advisable, except that the Board of Directors may not, without the approval of the stockholders, make any amendment which would: (a) increase the aggregate number of Shares that may be issued under the 2007 Stock Option Plan (except for adjustments to reflect certain changes in the capitalization of BKFC); (b) materially modify the requirements as to eligibility for participation in the 2007 Stock Option Plan; or (c) materially increase the benefits accruing to participants under the 2007 Stock Option Plan. Notwithstanding the foregoing, the Board of Directors may amend the 2007 Stock Option Plan to take into account changes in applicable securities, federal income tax and other applicable laws. The 2007 Stock Option Plan will terminate on March 16, 2017.

Pursuant to the 2007 Stock Option Plan, options for a maximum of 1,200,000 Shares may be granted, of which options for up to 360,000 Shares may be awarded to non-employee directors and non-employee officers, and options for up to 840,000 Shares may be awarded to employees. No more than 25% of the Shares subject to options may be awarded to any individual who is an employee of BKFC or a subsidiary, no more than 5% of such Shares may be awarded to any director or officer who is not an employee, and no more than 30% of such Shares may be awarded to non-employee directors and non-employee officers in the aggregate. Shares will be reserved for issuance by BKFC upon the granting of options to certain directors, officers and employees of BKFC and any Subsidiary from time to time under the 2007 Stock Option Plan. Any Shares issued under the 2007 Stock Option Plan will be authorized but unissued Shares or issued Shares that have been reacquired by BKFC.

Option Terms

Options granted under the 2007 Stock Option Plan may be “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or may not be ISOs (“Non-qualified Stock Options”). The option exercise price for ISOs and Non-qualified Stock Options granted to employees will be determined by the Stock Option Committee at the time of the grant, but must not be less than 100% of the fair market value of the Shares on the date of the grant. The exercise price for options granted to non-employee directors and non-employee officers shall be the fair market value of the Shares on the date of the grant. No option will be exercisable after the expiration of ten years from the date of the grant. However, if an ISO is granted to a participant who owns more than 10% of BKFC’s outstanding Shares at the time the ISO is granted, the exercise price of the ISO may not be less than 110% of the fair market value of the Shares on the date of the grant and the ISO shall not be exercisable after the expiration of five years from the date of the grant.

An option may not be transferred or assigned other than by will or in accordance with the laws of descent and distribution. If a participant is “terminated for cause,” as defined in the 2007 Stock Option Plan, any option which has not been exercised shall terminate as of the date of such termination for cause. In the event of termination of a participant’s employment, other than being “terminated for cause” or upon death or disability, any option which is exercisable but not yet exercised shall terminate within there months after the termination of employment.

BKFC will receive no monetary consideration for the granting of options under the 2007 Stock Option Plan. Upon the exercise of options, BKFC will receive payment in cash or, if acceptable to the Stock Option Committee, Shares of BKFC or surrendered outstanding options. As of March 14, 2007, the market value of the Shares underlying the maximum number of options that could be awarded under the 2007 Stock Option Plan is $31,500,000, which is calculated by multiplying 1,200,000 (the maximum number of options that can be granted under the 2007 Stock Option Plan) by $26.25, the per share price of the most recent sale of shares of which management of BKFC is aware.

Tax Treatment of Incentive Stock Options

An optionee who is granted an ISO will not recognize taxable income either on the date of the grant or on the date of exercise, although the alternative minimum tax may apply. Upon disposition of Shares acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. If the optionee disposes of the Shares within two years of the date of the grant or within one year from the date of the transfer of the Shares to the optionee (a “Disqualifying Disposition”), however, then the optionee will recognize ordinary income, as opposed to capital gain, at the time of disposition in an amount generally equal to the lesser of (i) the amount of gain realized on the disposition, or (ii) the difference between the fair market value of the Shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon the period of time the Shares have been held.

BKFC is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of Shares acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition. Ordinary income from a Disqualifying Disposition will constitute compensation but will not be subject to tax withholding, nor will it be considered wages for payroll tax purposes.

If the holder of an ISO pays the exercise price, in whole or in part, with previously acquired Shares, the exchange should not affect the ISO tax treatment of the exercise. Upon such exchange, and except as otherwise described herein, no gain or loss is recognized by the optionee upon delivering previously acquired Shares to BKFC, and Shares received by the optionee equal in number to previously acquired Shares exchanged therefor will have the same basis and holding period for long-term capital gain purposes as the previously acquired Shares. (The optionee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements for avoidance of a Disqualifying Disposition.) Shares received by the optionee in excess of the number of Shares previously acquired will have a basis of zero and a holding period which commences as of the date the Shares are transferred to the optionee upon exercise of the ISO. If the exercise of an ISO is effected using Shares previously acquired through the exercise of an ISO, the exchange of such previously acquired Shares will be considered a disposition of such Shares for the purpose of determining whether a Disqualifying Disposition has occurred.

Tax Treatment of Non-qualified Stock Options

An optionee receiving a Non-qualified Stock Option does not recognize taxable income on the date of the grant of the option, provided that the option price equals or exceeds the fair market value of the shares at that date. The optionee must recognize ordinary income generally at the time of exercise of a Non-qualified Stock Option in the amount of the difference between the fair market value of the Shares on the date of exercise and the option price. The ordinary income received will constitute compensation for which tax withholding by BKFC generally will be required. The amount of ordinary income recognized by an optionee will be deductible by BKFC in the year that the optionee recognizes the income if BKFC complies with the applicable withholding requirement.

If, at the time of exercise, the sale of the Shares could subject the optionee to short-swing profit liability under Section 16(b) of the Securities Exchange Act of 1934, such person generally will not recognize ordinary income until the date that the optionee is no longer subject to such Section 16(b) liability. Upon such date, the optionee will recognize ordinary income in an amount equal to the fair market value of the Shares on such date less the option exercise price. Nevertheless, the optionee may elect under Section 83(b) of the Code within 30 days of the date of exercise to recognize ordinary income as of the date of exercise, without regard to the restriction of Section 16(b).

Shares acquired upon the exercise of a Non-qualified Stock Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the Shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the Shares, the optionee will recognize long-term capital gain or loss if the optionee has held the Shares for more than one year prior to disposition, or short-term capital gain or loss if the optionee has held the Shares for one year or less.

If a holder of a Non-qualified Stock Option pays the exercise price, in whole or in part, with previously acquired Shares, the optionee will recognize ordinary income in the amount by which the fair market value of the Shares received exceeds the exercise price. The optionee will not recognize gain or loss upon delivering such previously acquired Shares to BKFC. Shares received by an optionee equal in number to the previously acquired Shares exchanged therefor will have the same basis and holding period as such previously acquired Shares. Shares received by an optionee in excess of the number of such previously acquired Shares will have a basis equal to the fair market value of such additional Shares as of the date ordinary income is recognized. The holding period for such additional Shares will commence as of the date of exercise or such other relevant date.

Proposed Awards

The Board of Directors of BKFC adopted the 2007 Stock Option Plan on March 16, 2007. The Stock Option Committee may grant options under the 2007 Stock Option Plan to the directors, officers and employees of BKFC and its subsidiaries in the future at such times as they deem most beneficial to BKFC on the basis of the individual participant’s position, duties and responsibilities, the value of the participant’s services and any other relevant factor. No determination has yet been made with respect to the grant of options.

Required Vote

The affirmative vote of the holders of at least a majority of the votes cast in person or by proxy at the Annual Meeting is necessary to approve the 2007 Stock Option Plan. Non-Votes will have the same effect as a vote against the approval of the 2007 Stock Option Plan. If a stockholder has signed and dated a proxy in the form of the enclosed Proxy, but has not voted on the approval of the 2007 Stock Option Plan by marking the appropriate box on the Proxy, such person’s Shares will be voted FOR the approval of the 2007 Stock Option Plan and will not be considered Non-Votes.

Recommendation of the Board of Directors:

The Board of Directors of BKFC recommends a vote for the approval of the 2007 Stock Option Plan.

PROPOSAL NO. 3: SELECTION OF AUDITORS

The Board of Directors has selected Crowe Chizek as the registered independent public accounting firm of BKFC and the Bank for the current fiscal year. Crowe Chizek has been the auditor of BKFC since 1995. In the event that ratification of this selection of independent registered public accounting firm is not approved by a majority of the Shares voting thereon, management will review its future selection of auditors.

Management expects that a representative of Crowe Chizek will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Aggregate fees for professional services rendered for BKFC and the Bank by Crowe Chizek for the years ended December 31, 2006 and 2005 are as described below. While the Audit Committee has not yet established pre-approval policies and procedures with respect to engagement of accountants to render audit or non-audit services, all auditing services and non-audit services provided by Crowe Chizek for the years ending December 31, 2006 and 2005, have been approved by the Audit Committee.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the BKFC annual consolidated financial statements as of and for the years ended December 31, 2006 and 2005, the audit of management’s assertion on internal control over financial reporting as of December 31, 2006 and 2005, and the reviews of the financial statements included in the BKFC Quarterly Reports on Form 10-Q filed during the fiscal years ended December 31, 2006 and 2005 were $234,000 and $207,750, respectively, which were paid or expected to be paid to Crowe Chizek.

Audit Related Fees

The aggregate fees billed to BKFC for assurance related services by Crowe Chizek for the fiscal years ended December 31, 2006 and 2005 were $10,225 and $15,905, respectively. The fees included assistance on various accounting issues in 2006 and 2005.

Tax Fees

The aggregate fees billed for tax services by Crowe Chizek for the fiscal years ended December 31, 2006 and 2005 were $6,075 and $15,775, respectively. Such fees were for tax return preparation, and other tax services.

All Other Fees

The aggregate fees billed for professional services rendered by Crowe Chizek for all other products and services provided for the fiscal years ended December 31, 2006 and 2005 were $23,349 and $15,600, respectively. The services in 2006 and 2005 included a compliance review.

Required Vote

The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Chizek as the independent registered public accounting firm of BKFC for the current fiscal year. The effect of an abstention or a Non-Vote is the same as an “against” vote. If, however, a shareholder has signed and dated a proxy in the form of the enclosed Proxy, but has not voted on the ratification of the selection of Crowe Chizek as the independent registered public accounting firm by marking the appropriate box on the Proxy, such person’s Shares will be voted FOR the ratification of the selection of Crowe Chizek as the independent registered public accounting firm and will not be considered Non-Votes.

Recommendation of the Board of Directors:

The Board of Directors recommends a vote “FOR” the ratification of the selection of Crowe Chizek as the independent registered public accounting firm of BKFC for the current fiscal year.

PROPOSALS OF SECURITY HOLDERS

Any proposals of stockholders intended to be included in BKFC’s proxy statement and proxy card for the 2008 Annual Meeting of Stockholders (other than nominations for directors, which as explained herein at “Meetings and Committees of the Board of Directors”), should be sent to BKFC by certified mail and must be received by BKFC not later than November 30, 2007. In addition, if a stockholder intends to present a proposal at the 2008 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 16, 2008, then the proxies designated by the Board of Directors of BKFC for the 2008 Annual Meeting of Stockholders may vote in their discretion on any such proposal any Shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

OTHER MATTERS

Management knows of no other business that may be brought before the Annual Meeting, including matters incident to the conduct of the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters that may be brought before the Annual Meeting.

It is important that Proxies be returned promptly. Whether or not you expect to attend the Annual Meeting in person, you are urged to fill in, sign and return the Proxy in the enclosed self-addressed envelope.

By Order of the Board of Directors

Crestview Hills, Kentucky	Herbert H. Works, Secretary
March 23, 2007

EXHIBIT A

THE BANK OF KENTUCKY FINANCIAL CORPORATION

2007 STOCK OPTION AND INCENTIVE PLAN

1. PURPOSE. The purpose of The Bank of Kentucky Financial Corporation 2007 Stock Option and Incentive Plan (this “Plan”) is to promote the best interests of The Bank of Kentucky Financial Corporation (the “Company”) and its shareholders by enabling the Company to attract, retain and reward directors, officers, managerial and other key employees of the Company and any Subsidiary (hereinafter defined), and to strengthen the mutuality of interests between such directors, officers and employees of the Company and the Company’s shareholders.

2. DEFINITIONS. For purposes of this Plan, the following terms shall have the meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

(c) “Committee” means the Committee of the Board constituted as provided in Section 3 of this Plan.

(d) “Common Shares” means the common shares of the Company or any security of the Company issued in substitution, in exchange or in lieu thereof.

(e) “Company” means The Bank of Kentucky Financial Corporation, a Kentucky corporation, or any successor corporation.

(f) “Employment” means regular employment with the Company or a Subsidiary and does not include service as a director or officer only.

(g) “ERISA” means the Employee Retirement Income Security Act, as amended, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

(i) “Fair Market Value” means and shall be determined as follows:

(i) If the Common Shares are traded on a national securities exchange at the time of grant of the Stock Option, then the Fair Market Value shall be the average of the highest and the lowest selling price on such exchange on the date such Stock Option is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

(ii) If the Common Shares are quoted on The Nasdaq Stock Market at the time of the grant of the Stock Option, then the Fair Market Value shall be the mean between the closing high bid and low asked quotation with respect to a Common Share on such date on The Nasdaq Stock Market.

(iii) If the Common Shares are not traded on a national securities exchange or quoted on The Nasdaq Stock Market, then the Fair Market Value shall be as determined by the Committee.

(j) “Incentive Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of this Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(k) “Non-Qualified Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of this Plan that is not an Incentive Stock Option.

(l) “Participant” means an employee, director or officer of the Company or a Subsidiary who is granted a Stock Option under this Plan. Notwithstanding the foregoing, for the purposes of the granting of any Incentive Stock Option under this Plan, the term “Participant” shall include only employees of the Company or a Subsidiary.

(m) “Plan” means The Bank of Kentucky Financial Corporation 2007 Stock Option and Incentive Plan, as set forth herein and as it may be hereafter amended from time to time.

(n) “Stock Option” means an award of an option to purchase Common Shares granted pursuant to the provisions of Section 6 of this Plan.

(o) “Subsidiary” means any corporation or entity in which the Company directly or indirectly controls 50% or more of the total voting power of all classes of its stock having voting power and includes, without limitation, The Bank of Kentucky, Inc.

(p) “Terminated for Cause” means any removal of a director or officer or discharge of an employee for the personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations or similar offenses), a material violation of a final cease-and-desist order or any other action of a director, officer or employee which results in a substantial financial loss to the Company or a Subsidiary.

3. ADMINISTRATION.

(a) This Plan shall be administered and Stock Options shall be granted under this Plan by the Committee, to be comprised of not fewer than two members of the Board of Directors. The members of the Committee shall be appointed from time to time by the Board. Members of the Committee shall serve at the pleasure of the Board, and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. An action approved in writing by all of the members of the Committee then serving shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

(b) The Committee is authorized to construe and interpret this Plan and to make all other determinations necessary or advisable for the administration of this Plan to the extent permitted by law. The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of this Plan shall be final, conclusive and binding upon all persons participating in this Plan and any person validly claiming under or through persons participating in this Plan. The Company shall effect the granting of Stock Options under this Plan by execution of instruments in writing in such form as approved by the Committee.

4. DURATION OF, AND COMMON SHARES SUBJECT TO, THIS PLAN.

(a) Term. This Plan shall terminate on the date which is ten (10) years from the date on which this Plan is adopted by the Board or the date on which this Plan is approved by the shareholders of the Company, whichever is earlier, except with respect to Stock Options then outstanding. No Stock Option may be granted under this Plan after the date which is ten (10) years from the date on which this Plan is adopted by the Board or the date on which this Plan is approved by the shareholders of the Company, whichever is earlier.

(b) Common Shares Subject to Plan. The maximum number of Common Shares with respect to which Stock Options may be granted under this Plan, subject to adjustment as provided in Section 9 of this Plan, shall be 1,200,000 Common Shares, of which options for up to 360,000 Common Shares may be awarded to non-employee directors and non-employee officers in the aggregate and up to 840,000 Common Shares may be awarded to employees.

Common Shares which may be issued under this Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares shall be issued under this Plan.

5. ELIGIBILITY AND GRANTS. Persons eligible for Stock Options under this Plan shall consist of directors, officers and managerial and other key employees of the Company or a Subsidiary who hold positions with significant responsibilities or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Company or a Subsidiary. In selecting the directors, officers and employees to whom Stock Options will be awarded and the number of shares subject to such Stock Options, the Committee shall consider the position, duties and responsibilities of the eligible directors, officers and employees, the value of their services to the Company and the Subsidiaries and any other factors that the Committee may deem relevant. No director, officer or employee shall have any right or entitlement to receive a Stock Option.

6. STOCK OPTIONS. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options, and such Stock Options shall be subject to the following terms and conditions and in such form as the Committee may from time to time approve and shall contain such additional terms and conditions as the Committee shall deem desirable, not inconsistent with the express provisions of the Plan:

(a) Grant. No more than 25% of the shares subject to Stock Options may be awarded to any individual who is an employee of the Company or a Subsidiary, no more than 5% of such shares may be awarded to any director or officer who is not an employee of the Company or a Subsidiary and no more than 30% of such shares may be awarded to non-employee directors and non-employee officers in the aggregate.

(b) Stock Option Price. The option exercise price per Common Share purchasable under a Stock Option granted to a non-employee director or non-employee officer shall be the Fair Market Value of the Common Shares on the date of grant. The option exercise price for Common Shares purchasable under a Stock Option granted to an employee shall be determined by the Committee at the time of grant; provided, however, that in no event shall the exercise price of a Stock Option be less than 100% of the Fair Market Value of the Common Shares on the date of the grant of such Stock Option. Notwithstanding the foregoing, in the case of an employee who owns Common Shares representing more than 10% of the outstanding common shares at the time an Incentive Stock Option is granted, the option exercise price shall in no event be less than 110% of the Fair Market Value of the Common Shares at the time the Incentive Stock Option is granted.

(c) Stock Option Terms. Subject to the right of the Company to provide for earlier termination in the event of any merger, acquisition or consolidation involving the Company, the term of each Stock Option shall be fixed by the Committee; provided, however, that the term of Incentive Stock Options will not exceed ten years after the date the Incentive Stock Option is granted; provided further, however, that in the case of an employee who owns a number of Common Shares representing more than 10% of the Common Shares outstanding at the time an Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five years.

(d) Exercisability. Except as set forth in Section 6(f) and Section 7 of this Plan, Stock Options awarded under this Plan shall become exercisable commencing on the date or dates and subject to such other terms and conditions as shall be determined by the Committee at the date of the grant.

(e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased, accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee in its sole discretion, in Common Shares already owned by the Participant, or by surrendering outstanding Stock Options. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Stock Options and sell Common Shares thereby acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such Common Shares.

(f) Special Rule for Incentive Stock Options. With respect to Incentive Stock Options granted under this Plan, to the extent the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable under all plans of the Company or a Subsidiary for the first time by a Participant during any calendar year exceeds $100,000.00, or such other limit as may be required by the Code, such Stock Options shall be Non-Qualified Stock Options to the extent of such excess.

7. TERMINATION OF EMPLOYMENT, DIRECTORSHIP, ETC.

(a) Except in the event of the death or disability of a Participant, at such time as a Participant no longer holds at least one of the following positions, namely, Director of the Company, Director of a Subsidiary of the Company, non-employee officer of the Company, non-employee officer of any Subsidiary of the Company, employee of the Company or employee of a Subsidiary of the Company, any Stock Option which has not yet become exercisable shall thereupon terminate and be of no further force or effect.

(b) Unless the Committee shall specifically state otherwise at the time the Option is granted, all Options granted under this Plan shall become exercisable in full on the date of termination of a Participant’s employment, or service as a director or officer with the Company or a Subsidiary because of his/her death or disability.

(c) In the event a Participant is Terminated for Cause (hereinabove defined) any Option which has not been exercised shall terminate as of the date of such Termination for Cause.

(d) In the event of the termination of a Participant’s employment by the Participant or by the Company and any subsidiary of the Company, other than if the Participant is Terminated for Cause or upon death or disability, any portion of the Option exercisable but not yet exercised shall terminate if not exercised within three months after the termination of employment.

8. NON-TRANSFERABILITY OF STOCK OPTION. No Stock Option under this Plan, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options are exercisable only by the Participant or his or her legal representative.

9. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

(a) The existence of this Plan and the Stock Options granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize the following: any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business; any merger, acquisition or consolidation of the Company; any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company’s capital stock or rights thereof; the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, including any merger or acquisition which would result in the exchange of cash, stock of any other company or options to purchase the stock of another company for any Stock Option outstanding at the time of such corporate transaction or which would involve the termination of all Stock Options outstanding at the time of such corporate transaction.

(b) In the event of any change in capitalization affecting the Common Shares of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, spin-off, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares, such proportionate adjustments, if any, shall be made with respect to the aggregate number of Common Shares for which Stock Options in respect thereof may be granted under this Plan, the maximum number of Common Shares which may be sold or awarded to any Participant, the number of Common Shares covered by each outstanding Stock Option, and the exercise price per share in respect of outstanding Stock Options.

10. AMENDMENT AND TERMINATION OF THIS PLAN. Without further approval of the shareholders, the Board may at any time terminate this Plan or may amend it from time to time in such respects as the Board may deem advisable, except that the Board may not, without approval of the shareholders, make any amendment which would (a) increase the aggregate number of Common Shares which may be issued under this Plan (except for adjustments pursuant to Section 9 of this Plan), (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) materially increase the benefits accruing to Participants under this Plan. The above notwithstanding, the Board may amend this Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

11. MODIFICATION OF OPTIONS. The Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Stock Option which the Board believes to be in the best interests of the Company; provided, however, that no such modification, extension or renewal shall confer on the holder of such Stock Option any right or benefit which could not be conferred on him by the grant of a new Stock Option at such time and shall not materially decrease the Participant’s benefits under the Stock Option without the consent of the holder of the Stock Option, except as otherwise permitted under this Plan.

12. MISCELLANEOUS.

(a) Tax Withholding. The Company shall have the right to deduct from any settlement, including the delivery or vesting of Common Shares, made under this Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligation for the payment of such taxes. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

(b) No Right to Employment. Neither the adoption of this Plan nor the granting of any Stock Option shall confer upon any employee of the Company or a Subsidiary any right to continued Employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the Employment of any of its employees at any time, with or without cause.

(c) Annulment of Stock Options. The grant of any Stock Option payable in Common Shares is provisional until the Participant becomes entitled to the certificate in settlement thereof. In the event a Participant is Terminated for Cause, any Stock Option which is provisional shall be annulled as of the date of such termination.

(d) Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under a Stock Option made pursuant to this Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that a Stock Option or portion of a Stock Option should be included to accurately reflect competitive compensation practices or to recognize that a Stock Option has been made in lieu of a portion of competitive annual cash compensation. Stock Options under this Plan may be made in combination with or in tandem with, or as alternatives to, grants, stock options or payments under any other plans of the Company or a Subsidiary. This Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward directors, officers and employees for their service with the Company and its Subsidiaries.

(e) Securities Law Restrictions. No Common Shares shall be issued under this Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Common Shares delivered under this Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f) Stock Option Agreement. Each Participant receiving a Stock Option under this Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Stock Option and such related matters as the Committee shall, in its sole discretion, determine.

(g) Cost of Plan. The costs and expenses of administering this Plan shall be borne by the Company.

(h) Governing Law. This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Kentucky, except to the extent that federal law shall be deemed applicable.

(i) Effective Date. This Plan shall be effective upon the later of the adoption by the Board and approval by the Company’s shareholders. This Plan shall be submitted to the shareholders of the Company for approval at an annual or special meeting of shareholders.

EXHIBIT B

CHARTER OF THE AUDIT COMMITTEE

AUTHORITY AND MEMBERSHIP

The members of the Committee are appointed annually by the Board of Directors of The Bank Of Kentucky Financial Corporation (the “Corporation”). The members shall serve until their successors are duly elected and qualified by the Board. The Board determines the number of members of the Committee from time to time, but the number will not be less than the minimum number prescribed by applicable law and not less than three. Committee members must fully satisfy independence and experience requirements as prescribed by the rules and regulations of the Securities and Exchange Commission (“SEC”), and the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and applicable rules and regulations there under. No member of the Committee may be an “affiliated person” of the Corporation or any of its subsidiaries (as defined in the federal securities laws) nor may any member of the Committee simultaneously serve on the audit committee of more than two other public companies.

Director’s shall not accept any consulting, advisory, or other compensatory fees for the Corporation or its subsidiaries, other than in his or her capacity as a member of the Audit Committee, Board of Directors, or any other Board Committee of the Corporation or its subsidiaries.

The Board will appoint one of the members of the Committee to serve as Committee Chair. The Committee may also appoint a Secretary, who need not be a Director.

The Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Corporation to provide the Committee with the support of one or more Corporation employees to assist it in carrying out its duties. The Corporation shall provide for appropriate funding, as determined solely by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any other advisors employed by the Committee. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel, independent auditors or other advisors to attend a meeting of the Committee or to meet with any members of, or consultant to, the Committee.

The Committee is directly and solely responsible for the appointment, compensation, and oversight of the work of the independent auditor (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

The Committee shall perform the duties and act as the audit committee for The Bank Of Kentucky, Inc. and The Bank Of Kentucky Capital Trust I.

PURPOSE OF THE COMMITTEE

The Committee’s primary purpose is to:

•	Provide assistance to the Board by monitoring:

1)	the integrity of the financial statements of the Corporation,

2)	the independent auditors’ qualifications and independence,

3)	the performance of the Corporation’s and its subsidiaries’ internal audit function and independent auditors,

4)	the Corporation’s system of internal controls,

5)	the Corporation’s financial reporting and system of disclosure controls, and

6)	the compliance by the Corporation with legal and regulatory requirements; and

•	Supervise the preparation of the Committee report required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

The Committee’s job is one of oversight as set forth in this charter. It is not the duty of the Committee to prepare the Corporation’s financial statements, to plan or conduct audits, or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”). The Corporation’s management is responsible for preparing the Corporation’s financial statements and for maintaining internal controls, and the independent auditors are responsible for auditing the financial statements. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations.

RESPONSIBILITIES OF THE COMMITTEE

A. Charter Review

•	Review and reassess the adequacy of this charter at least annually and recommend to the Board any proposed changes to this charter.

B. Financial Reporting / Internal Controls

•	Review and discuss with the internal auditors and the independent auditors their respective annual audit plans, reports and the results of their respective audits;

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Review and discuss with management and the independent auditors the Corporation’s quarterly financial statements and its Form 10-Q (prior to filing the same as required by the Securities Exchange Act of 1934 “Exchange Act”), including disclosures made in the section regarding management’s discussion and analysis, the results of the independent auditors’ reviews of the quarterly financial statements;

•

Review and discuss with management and the independent auditors the Corporation’s annual audited financial statements and its Form 10-K (prior to filing the same as required by the Exchange Act), including disclosures made in the section regarding management’s discussion and analysis;

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Review and discuss with management and, where appropriate, the independent auditors, the Corporation’s financial disclosures in its registration statements, press releases, earnings releases, current reports, real time disclosures, call reports or other public disclosures before the same are filed, posted, disseminated or released, including the use of “pro forma” or “adjusted” non-GAAP information, all reconciliations of the same, and any earnings guidance, as well as all financial information provided to rating agencies and/or securities analysts including presentations at industry, investor or other conferences. The only exception to the above is the call report, which shall be reviewed before it is disseminated or released;

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Review and discuss with the Corporation’s Chief Executive Officer and Chief Financial Officer all matters such officers are required to certify in connection with the Corporation’s Form 10-Q and 10-K or other filings or reports;

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Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, the development, selection and disclosure of critical accounting estimates and principles and the use thereof, and analyses of the effect of alternative assumptions, estimates, principles or generally accepted accounting principles (“GAAP”) methods on the Corporation’s financial statements;

•

Discuss with management and the independent auditors the effect of regulatory and accounting initiatives and off-balance sheet transactions on the corporation’s financial statements, conditions or results and any necessary disclosures related thereto;

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Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies;

•	Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61;

•

Require that the Corporation’s independent auditors report to the Committee all of the Corporation’s critical accounting policies and procedures and alternative accounting treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors;

•	Require that the Corporation’s independent auditors share with the Committee all material written communication between the auditors and management;

•	Discuss with the Corporation’s independent auditors, internal auditors, and management their assessments of the adequacy of the Corporation’s internal controls and disclosure controls and procedures;

•	Assess whether management is resolving any internal control weaknesses diligently;

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Discuss with the Corporation’s independent auditors, internal auditors and management as appropriate the Corporation’s FDICIA and Sarbanes Oxley 404 internal controls reports and the attestation of the Corporation’s independent auditors to the same;

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Discuss with the Corporation’s independent auditors, internal auditors and management as appropriate any weaknesses or deficiencies that any of the foregoing have identified relating to financial reporting, internal controls or other related matters and their proposals for rectifying such weaknesses or deficiencies;

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Monitor the Corporation’s progress in promptly addressing and correcting any and all identified material weaknesses or significant deficiencies in financial reporting, internal controls or related matters;

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Receive periodic reports from the independent auditors and appropriate officers of the Corporation on significant accounting or reporting developments proposed by the Financial Accounting Standards Board or the SEC that may impact the Corporation; and

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Receive periodic reports from independent auditors and appropriate officers of the Corporation on significant financial reporting, internal controls or other related matters of the Corporation’s subsidiaries.

C. Independent Auditors

•	Hire, fire, compensate, review and oversee the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting);

•	Review the experience, rotation and qualifications of the senior members of the independent auditors’ team;

•	Monitor the independence, qualifications and performance of the independent auditors by, among other things:

1) Obtaining and reviewing a report from the independent auditors at least annually regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the same, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Corporation;

2) Evaluating the qualifications, performance and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and whether the provision of any non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and the internal auditors;

3) Monitor restrictions on the actions of directors, officers, or employees of the Corporation in illegally influencing, coercing, manipulating or misleading the Corporation’s independent auditors including violations of Rule 13b2-2 promulgated under the Exchange Act; and

4) If so determined by the Committee, taking additional action to satisfy itself of the qualifications, performance and independence of the auditors.

•	Meet with the independent auditors prior to each annual audit to discuss the planning and staffing of the audit;

•

Pre-approve all auditing services and permitted non-audit services to be performed for the Corporation by the independent auditors or any other auditing or accounting firm, except as provided in this paragraph. The Committee may establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and shall review such guidelines with the Board. Pre-approval may be granted by action of the full Committee or, in the absence of such Committee action, by the Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit. Approvals of a non-audit service to be performed by the auditors and, if applicable, the guidelines pursuant to which such services were approved, shall be disclosed when required in the Corporation’s annual report on Form 10K as required by Section 13(a) of the Exchange Act;

•

Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years and considering whether, in order to assure continuing auditor independence, it is appropriate to rotate the auditing firm itself from time to time;

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Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditors who participated in any capacity in an audit of the Corporation, including in particular the prohibition on employment under Section 10A(1) of the Exchange Act as chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the Corporation, during the preceding one-year period;

•	If appropriate, discuss with the national office of the independent auditors issues on which it was consulted by the Corporation’s audit team and any matters of audit quality and consistency; and

•	Require that the independent auditors have access to all necessary Corporation personnel, records or other resources.

D. Internal Audit Function

•	Review and oversee the appointment, performance and replacement of the senior internal audit executive;

•	Review the internal audit plan and assess whether it is consistent with the Corporation’s needs;

•	Review the significant reports to management prepared by the internal auditing department and management’s responses;

•	Review and discuss with the internal auditors the results of their work (including their audit report) as well as their control risk assessment;

•	Discuss with the independent auditors and approve the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit; and

•	Require that the internal auditors have access to all necessary Corporation resources.

E. Compliance Oversight

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Discuss with management and the internal auditors the Corporation’s processes regarding compliance with applicable laws and regulations, obtain reports from management, the Corporation’s senior internal auditing executive and the independent auditors regarding compliance by the Corporation and its subsidiary entities with applicable legal requirements (including suspicious activity reports and regulatory exam reports) and from time to time advise the Board of Directors with respect to the same. Obtain from the independent auditors any reports required to be furnished to the Committee under Section 10A of the Exchange Act or an assurance that Section 10A of the Exchange Act has not been implicated;

•	Review procedures designed to identify related party transactions that are material to the financial statements or otherwise require disclosure;

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Establish procedures for the Corporation to obtain or provide the necessary resources and mechanisms for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

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Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies;

•	Discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements and that may have an impact on the Corporation’s compliance policies.

F. General

•	Meet as often as the Committee or the Committee Chair determines, but not less frequently than quarterly;

•	On a regular basis, as appropriate, meet separately with management (especially the Chief Financial Officer), the internal auditors, and with the independent auditors;

•	Report to the Board on the Committee’s activities at each Board meeting;

•	Maintain minutes or other records of the Committee’s meetings and activities;

•

Review and assess the quality and clarity of the information provided to the Committee and make recommendations to management and the independent auditors as the Committee deems appropriate from time to time for improving such materials;

•	Form and delegate authority to subcommittees or members when appropriate;

•	Supervise the preparation of the audit committee report to be included in the Corporation’s proxy statement when and as required by the rules of the SEC; and

•	Annually review the performance of the Committee.

In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

•	Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

REVOCABLE PROXY

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

April 20, 2007

The undersigned hereby appoints John E. Miracle, Mary Sue Rudicill and Herbert H. Works, or any of them, with full powers of substitution and resubstitution, to act as proxy or proxies for the undersigned to vote all shares of common stock of The Bank of Kentucky Financial Corporation (“BKFC”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 20, 2007, at 5:00 p.m. Eastern Daylight Savings Time, at the Hilton Hotel, 7373 Turfway Road, Florence, Kentucky 41042, and at any and all adjournments thereof (the “Meeting”), as directed on the reverse side of this card:

The Board of Directors recommends a vote “FOR” Proposal I: the election of the directors nominated, “FOR” Proposal II: the approval of The Bank of Kentucky Financial Corporation 2007 Stock Options and Incentive Plan, and “FOR” Proposal III: the ratification of the appointment of Crowe Chizek and Company LLC as independent registered public accounting firm for BKFC for the current fiscal year.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS CARD, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED AND FOR PROPOSAL II. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BKFC.

This Proxy shall be deemed terminated and of no further force and effect if the undersigned attends and votes in person at the Meeting or gives written notice of revocation or submits a later-dated proxy received by the BKFC before the Meeting.

(PLEASE VOTE AND SIGN ON REVERSE SIDE.)

I.	ELECTION OF DIRECTORS:
For a term expiring in 2010

1. Rodney S. Cain 3. Ruth Seligman-Doering	2. R. C. Durr	___ FOR all nominees listed to the left (except as specified below)	___WITHHOLD AUTHORITY to vote for all nominees listed to the left

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s)
of the nominee(s) on the line provided to the right.)

II.	The approval of The Bank of Kentucky Financial Corporation 2007 Stock Option and Incentive Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

III.	The ratification of the appointment of Crowe Chizek and Company LLC as independent registered public accounting firm for BKFC for the year ended December 31, 2007.

☐ FOR ☐ AGAINST ☐ ABSTAIN

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

Check appropriate box                                    Date                     , 2007                NO. OF SHARES

Indicate changes below:

Address Change? ☐            Name Change? ☐

Signature(s) in Box
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one holder’s signature is required.